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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 33-91058) and Amendment Number 10 to the Registration Statement filed under the Investment Company Act of 1940 (File No. 811-9018) of our report dated December 17, 1998 on the Platinum Class of the American AAdvantage Money Market Funds and American AAdvantage Money Market Mileage Fund.



                                                              ERNST & YOUNG LLP


Dallas, Texas
August 3, 1999